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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 of Agilent Technologies, Inc. of our report dated June 29, 2001 relating to the consolidated financial statements, which appears in the Current Report on Form 8-K dated June 29, 2001.

Registration Statement No. 333-91121

Registration Statement No. 333-35016

Registration Statement No. 333-38080

Registration Statement No. 333-38194

Registration Statement No. 333-47024




/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
San Jose, California
June 29, 2001